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                                                                      Exhibit 5

October 26, 2009

     RE: Initial Registration Statements on Form N-4 and S-3 for
         Prudential Premier Retirement Variable Annuity Series

Dear Sir/Madam:

I have acted as counsel to Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey (each, a "Company") in connection with the filing of the above-referenced registration statements with the United States Securities and Exchange Commission. Such registration statements relate to the contracts, riders, and endorsements (collectively, the "Contracts") for the Prudential Premier Retirement Variable Annuity Series annuities.

I have examined or caused to be examined such documents and reviewed or caused to be reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. Each Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of its domiciliary state, and is duly authorized by the Insurance Department of that state to issue the Contracts.

2. The separate accounts through which the Contracts are issued are duly authorized and existing separate accounts established pursuant to the provisions of applicable state law.

3. To the extent so provided under the Contracts, that portion of the assets of each separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business that each Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 and S-3 Registration Statements, will constitute legal, validly- issued and binding obligations of the respective Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 and S-3 Registration Statements for the Contracts.

Sincerely yours,

/s/ C. Christopher Sprague
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C. Christopher Sprague
Vice President and Corporate Counsel